                             EXHIBIT 10(e)
                             -------------

                               EXHIBIT A


                            FIRST AMENDMENT
                                  TO
               DeVRY INC. PROFIT SHARING RETIREMENT PLAN
         (AS AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 1992)



        WHEREAS, Keller Graduate School of Management, Inc. (the "Company") maintains the DeVry Inc. Profit Sharing Retirement Plan (the "Plan"); and

        WHEREAS, amendment of the Plan is now deemed desirable;

        NOW, THEREFORE, by virtue and in exercise of the amending authority reserved to the Company under subsection 13.1 of the Plan, the Plan is hereby amended in the following particulars:

        1. Effective as of April 1, 1996, by substituting the phrase "shall not be less than 1 percent nor more than 15 percent" for the phrase "shall not be less than 2 percent nor more than 15 percent" where the latter phrase appears in the first sentence of subsection 4.1 of the Plan.

        2. Effective as of April 1, 1996, by deleting subsection 5.1 of the Plan and substituting the following therefor:

           "5.1.   Matching Contributions.  Subject to the conditions and
           limitations of Section 8, with respect to any payroll period, each Employer shall make a 'matching contribution' to the Plan on behalf of each Participant employed by such Participant in an amount equal to 1% of such Participant's Compensation for such payroll period if the Participant's Pre-Tax Contributions are equal to 1 percent of his Compensation for such period and in an amount equal to 1 1/2 percent of such Participant's Compensation for such payroll period if the Participant's Pre-Tax Contributions are at least 2 percent of his Compensation for such period."

        3. Effective October 1, 1996, by deleting the second sentence of subsection 6.3 of the Plan and substituting the following therefor:

           "A Participant's investment elections shall be made in multiples of 5 percent, [provided that allocations to the Stock Fund shall not exceed 25% of contributions and forfeitures]."

        4. Effective October 1, 1996, by deleting the last sentence of subsection 6.4 of the Plan and substituting the following therefor:

           "Subject to the provisions of this subsection 6.4, transfers among Investment Funds shall be made in multiples of 5 percent."